As filed with the Securities and Exchange Commission on August 23, 2005

                                                               Registration No.
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________
                                   SPIRENT PLC
             (Exact name of registrant as specified in its charter)

       England and Wales                                  None
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  Spirent House
                            Crawley Business Quarter
                              Fleming Way, Crawley
                              West Sussex RH10 9QL
                                 United Kingdom
           (Address of Principal Executive Offices including Zip Code)

                          Spirent Stock Incentive Plan
                        (f/k/a Spirent Stock Option Plan)
                            (Full title of the Plan)


                                   Frank Pizzi
                                   Spirent Inc
                         1300 Veterans Memorial Highway
                            Hauppauge, New York 11788
                                 (631) 851 3660
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                  Proposed
Title of                          maximum
securities                        offering       Proposed maximum  Amount of
to be            Amount to be     price per      aggregate         registration
registered       registered       unit           offering price    fee
__________       _____________    ___________    ________________  ____________
Ordinary         20,000,000(2)    $0.97555(3)    $19,511,000(3)    $2,296.45
Shares(1)

________________________________________________________________________________

(1) The ordinary shares (31/3 pence nominal value per share) ("Ordinary Shares") of Spirent plc (the "Company") being registered hereunder will be offered pursuant to the Spirent Stock Incentive Plan (f/k/a the "Spirent Stock Option Plan") (the "Plan"). Awards of Ordinary Shares under the Plans may be delivered in the form of American Depositary Shares of the Company ("ADSs"), which will be represented by American Depositary Receipts ("ADRs").
(2) Such indeterminate number of additional Ordinary Shares as may be distributed by the operation of the recapitalization provisions of the Plan is hereby also registered.
(3) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon (i) the average of the high and low market price per Ordinary Share on the London Stock Exchange on August 18, 2005 of GBP0.545 U.K. Pounds Sterling ("Pounds") per Ordinary Share and (ii) the conversion ratio of Pounds to U.S. Dollars of GBP1.00 = $1.79, which was the conversion ratio on August 18, 2005, as reported in the Financial Times.





                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed with or furnished to the Securities and Exchange Commission (the "Commission") by Spirent plc (the "Registrant" or the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Company's annual report on Form 20-F filed with the Commission on May 18, 2005 under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

                  (b) The Company's report on Form 6-K furnished to the Commission on August 11, 2005 under the Exchange Act containing interim financial statements for the first half of 2005;

                  (c)      All other reports filed by the Company pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (d) The description of the Company's Ordinary Shares set forth in the Company's registration statement on Form 20-F filed with the Commission on June 27, 2001, and the description of American Depositary Receipts ("ADRs") relating to the Ordinary Shares set forth therein, including any amendment or report filed for the purpose of updating such descriptions.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  None.

Item 6.           Indemnification of Directors and Officers

                  Article 144 of the Company's Articles of Association provides:

                  (1) Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                  (2) Without prejudice to paragraph (A) of this Article the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph
       (C) of this Article) or who are or were at any time trustees of any pension fund or employee share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employee share scheme.

                  (3) For the purpose of paragraph (B) of this Article "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

                  The relevant provision of the Companies Act 1985 is Section 310, which provides:

                  (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

                  (2) Except as provided by the following subsection, any such provision is void.

                  (3)      This section does not prevent a company-

                           (a) from purchasing and maintaining for any such auditor insurance against any such liability, or

                           (b) from indemnifying any such auditor against any liability incurred by him-

                                    (i)     in defending any proceedings
                           (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

                                    (ii)    in connection with any application
                           under section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

                  Section 727 of the Companies Act 1985 provides:

                  (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

                  (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                  (3) Where a case to which subsection (l) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

                  In addition, the Company has obtained directors' and officers' liability insurance coverage, which includes coverage to reimburse the Company for certain amounts which it may be required or permitted by law or its Articles of Association to pay directors or officers in respect of claims made against those directors or officers.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 9.

Item 9.           Undertakings

                  (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Crawley, England on the 23rd day of August, 2005.



                                   SPIRENT PLC



                                   By:  /s/Anders Gustafsson
                                        Name: Anders Gustafsson
                                        Title: Chief Executive Officer

                  Each person whose signature appears below does hereby make, constitute and appoint Anders Gustafsson, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Spirent plc (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of 20,000,000 Ordinary Shares of the Company (to be converted upon exercise of options into American Depositary Shares of the Company), in connection with the Spirent Stock Incentive Plan (f/k/a the "Spirent Stock Option Plan") (the "Plan") and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.








Signatures                    Title                               Date

/s/ Anders Gustafsson         Chief Executive and Director        23 August 2005
Anders Gustafsson             (Principal Executive Officer)

/s/ E Hutchinson              Finance Director                    23 August 2005
Eric G. Hutchinson            (Principal Financial and
                              Accounting Officer and Director)

/s/ John Weston               Director (Chairman)                 23 August 2005
John P. Weston

/s/ J A Wyness                Director                            23 August 2005
James A.D. Wyness

Marcus Beresford              Director

/s/ A F Given                 Director                            23 August 2005
Andrew F. Given

/s/ Kurt Hellstrom            Director                            23 August 2005
Kurt R. Hellstrom

/s/ P Goran Ennerfelt         Director                            23 August 2005
P. Goran Ennerfelt

/s/ F D'Alessio               Director                            23 August 2005
Frederick D'Alessio

/s/ Frank Pizzi               Authorized U.S. Representative      23 August 2005
Frank Pizzi






                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit

4.1 Memorandum and Articles of Association of the Registrant, as amended on May 4, 2005 (incorporated by reference from Exhibit 1.1 to the Registrant's annual report on Form 20-F filed on May 18, 2005).

4.2 Description of the Company's Ordinary Shares (incorporated by reference from the Registrant's registration statement on Form 20-F filed on June 27, 2001) and amendments thereto (incorporated by reference from any amendment or report filed for purpose of updating such descriptions).

4.3 Form of the Registrant's ADRs for Ordinary Shares of 31/3p each (incorporated by reference from Exhibit A to Form F-6 filed on June 27, 2001).

4.4 Form of Deposit Agreement as amended and restated as of May 5, 2000, as further amended and restated as of March 23, 2001, as further amended and restated as of July 10, 2001, among Spirent plc, The Bank of New York as Depositary, and all Owners and holders from time to time of ADRs issued thereunder (incorporated by reference from Exhibit A to Form F-6 filed on June 27, 2001).

5                   Opinion of Linklaters, English solicitors to the Registrant.

23.1 Consent of Linklaters to the filing of the opinion contained in Exhibit 5 to this Form S-8.

23.2                Consent of Ernst & Young LLP.

24 Powers of Attorney (filed herewith - see pages 7-8 of the Registration Statement).

99.1 Spirent Stock Incentive Plan, as amended (f/k/a the "Spirent Stock Option Plan") (filed herewith).






                                                              Exhibit 5 and 23.1

                                              One Silk Street
                                              London EC2Y 8HQ
                                              Telephone (44-20) 7456 2000
                                              Facsimile (44-20) 7456 2222
                                              DX Box Number 10 CDE
                                              Direct Line (44-20) 7456 5466
                                              Direct Fax (44-20) 7456 2222
                                              dan.schuster-woldan@linklaters.com


 The Board of Directors
 Spirent plc
 Spirent House
 Crawley Business Quarter
 Fleming Way
 Crawley
 West Sussex
 RH10 2QL
                                              23 August 2005

 Our Ref             DSCW



Dear Sirs


Spirent plc (the "Company")

1 This opinion is delivered in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the United States Securities Act of 1933 with respect to 20,000,000 ordinary shares of nominal value 3 1/3 pence each of the Company ("Ordinary Shares"), which Ordinary Shares will be offered pursuant to the Spirent plc Stock Incentive Plan, as amended (the "Plan").

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and be construed in accordance with English law.

3 For the purposes of this opinion we have examined and relied on copies of such corporate records and other documents, including the Registration Statement, and reviewed such matters of law, as we have deemed necessary or appropriate for the purpose of this opinion.

4 Upon the basis of and subject to the foregoing, but subject to any matters not disclosed to us, it is our opinion: (i) that (if being issued pursuant to the Plan) upon such Ordinary Shares being issued and allotted and the subscription or exercise price therefore having been paid pursuant to the Plan (and, in the case of any non-cash payment of the subscription or exercise price, such payment having been valued in accordance with section 108 of the Companies Act 1985 (as amended) if required), such Ordinary Shares will have been duly authorised and validly issued and will be fully paid and that no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders; or (ii) that (if such Ordinary Shares are transferred to holders of options or awards pursuant to the Plan) such Ordinary Shares will have been duly authorised and validly issued and fully paid and that no further contributions in respect thereof will be required to be made to the Company by the holders thereof, solely by reason of their being such holders.

5 This opinion is given to you solely for use in connection with the filing of the Registration Statement. This opinion is strictly limited to matters dealt with herein and does not extend to and is not to be read as extending by implication to any other matter.

6 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


Yours faithfully




/s/ Linklaters

Linklaters


A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or European lawyers. The firm is regulated by the Law Society.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.








                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spirent Stock Incentive Plan of Spirent plc of the reference to our firm in "Item 3 - Key Information" and of our report dated May 18, 2005, with respect to the consolidated financial statements and schedule of Spirent plc included in its Annual Report (Form 20-F) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP


Ernst & Young LLP
London, England
August 22, 2005





                                                                    Exhibit 99.1



                                   SPIRENT PLC

                          SPIRENT STOCK INCENTIVE PLAN




Linklaters

One Silk Street
London EC2Y 8HQ



Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref 01/145/N Keuning-Price





                                   SPIRENT PLC

                          SPIRENT STOCK INCENTIVE PLAN


                 AS AMENDED AND RESTATED EFFECTIVE JUNE 23, 2004


1        Purposes and Scope of Plan

         This Spirent Stock Incentive Plan (the "Plan") of Spirent plc (the "Company") (registered in England and Wales under number 470893) was formerly designated as the Spirent Stock Option Plan. Under the Plan, Awards (as defined below in Section 20.1) shall be granted to employees of the Company and its subsidiaries enabling such employees to acquire Shares (as defined below in Section 20.14), ADRs and/or cash.

         The Plan is designed to enable the Company to attract and retain the best available personnel, to provide additional incentive to employees and to promote the success of the Company. These objectives will be promoted through the granting to employees of Awards including (i) incentive stock options
         ("Incentive Options") which are intended to qualify under Section 422 of the Code, (ii) Options which are nonqualified stock options ("NQSOs"), and (iii) stock appreciation rights ("SARs"). Vesting of the Awards granted under the Plan shall be in accordance with the criteria established by the Remuneration Committee (the "Committee") in consultation with the Company's Chief Executive Officer. All Options granted hereunder shall be NQSOs unless specifically designed as Incentive Options.

         The Awards offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

         Capitalized terms used herein without definition shall have the meanings set for in Section 20 hereunder.

2        Amount of Stock Subject to the Plan

         The total number of Shares of the Company reserved and available for distribution pursuant to Awards granted hereunder shall not exceed, in the aggregate, one hundred and seventy-five million (175,000,000) shares of the ordinary shares, three and one-third pence par value, per share of the Company or the equivalent in ADRs, subject to adjustment described below, but in no case shall the number of Shares so reserved, when aggregated with all other Shares reserved for issuance under any one or more other plans involving issuance of Shares, exceed 30 percent of the outstanding ordinary shares of the Company.

         Shares which may be acquired under the Plan may be either authorised but unissued Shares or Shares of issued stock, or both, at the discretion of the Company. Whenever any outstanding Award or portion thereof expires, is cancelled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the Shares subject to the expired, cancelled, forfeited or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder. In the event of any stock dividend, stock split, consolidation, combination or exchange of Shares, recapitalisation, reduction of the Company's share capital, redemption or repurchase of Shares or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), rights offering, merger, reorganisation, partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the number of Shares subject to outstanding Awards, (iii) the grant or exercise price or Base Price (as defined below in Section 7.4) with respect to any Award and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Holders of Awards, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Notwithstanding the foregoing,
         (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for the purposes of Section 422 of the Code without the consent of the grantee.

         All Shares shall be subject to the Company's Memorandum and Articles of Association.

3        Administration

         The Committee will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities
         Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. The Committee shall, at its discretion, be entitled to delegate approval of grants to a sub-committee.

         Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion and in consultation with the Company's Chief Executive Officer, to (i) select employees of the Company and its subsidiaries as recipients of Awards; (ii) determine the number and type of Options to be granted; (iii) determine the number of SARs to be granted; (iv) determine the terms and conditions, not inconsistent with the terms hereof, of any Awards granted; (v) determine the performance conditions, if any, applicable to any Awards granted; (vi) waive, at any time, any performance condition applicable to an Award; (vii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;
         (vi) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (vii) otherwise supervise the administration of the Plan.

         The determination of the Committee on matters referred to in this Section 3 shall be conclusive.

4        Eligibility

         Awards may be granted only to employees of the Company and its subsidiaries, who are not members of the Committee; provided, that no person shall be eligible for any Award if the granting of such Award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. The Plan shall not confer upon any employee any right with respect to continuation of employment by the Company or any subsidiary, nor shall it interfere in any way with his or her right or the Company's or any subsidiary's right to terminate his or her employment or at any time, with or without Cause (as defined below in Section 20.5).

5        Grant of Awards

         Awards may be granted under the Plan within 42 days starting on any of the following:

         (i) that day of announcement of the Company's results through a Regulatory Information Service for any period;

         (ii) in the case of new employees or employees who have been promoted, the following quarter days of the year: 1 January, 1 April, 1 July and 1 October;

         (iii) any day on which the Committee resolves that exceptional circumstances exist which justify the granting of Awards; or

         (iv) any day on which changes to the legislation or regulations affecting Awards are announced, effected or made.

         In addition Awards may be granted under the Plan to employees who have been recently appointed or promoted on such dates, at monthly intervals, as the Committee may determine. In exceptional circumstances, Awards may be granted to employees who have been recently appointed or promoted on a date falling between such monthly grant dates.

         It may happen that the Committee cannot grant Awards due to restrictions imposed by statute, order, regulation or government directive or by any code adopted by the Company based on the Model Code. If this occurs, the Committee may grant Awards within 42 days after the lifting of such restrictions.

6        Stock Options

6.1      General
         Any Options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of the Option grants need not be the same with respect to each Holder. Options granted under the Plan may be either Incentive Options or NQSOs. The Committee may grant to any Holder, Incentive Options, NQSOs or both types of Options.

         Options granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each Option grant shall be evidenced by an agreement executed on behalf of the Company by an officer or officers designated by the Committee and accepted by the Holder.
         Such agreement shall describe the Options, state that such Options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

6.2      Exercise Price and Payment
         The price per Share under any Option granted hereunder shall be such amount as the Committee shall determine, provided, however, that such price shall not be less than: (i) 100 per cent of the fair market value of the Shares subject to such Option, as determined below, at the date the Option is granted (110 percent in the case of an Incentive Option granted to any person who, at the time the Option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10 percent Shareholder")) and (ii) if Shares are to be subscribed, the nominal value of the Shares, if higher.

         If the Shares are admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange, the fair market value of the Shares shall be the middle market quotation as derived from the Daily Official List of the London Stock Exchange.

         If Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the Option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded.

         If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the fair market value per Share shall be deemed to be the average of the high bid and low sale prices on the date upon which the Option is granted as reported by Nasdaq or, if the Shares are not traded on such date or Nasdaq is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which Nasdaq shall have reported the Shares.

         For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

6.3      Term of Options and Limitations on the Right of Exercise
         The term of each Option will be for such period as the Committee shall determine, provided that in no event may any Option granted hereunder be exercisable more than seven years from the date of grant of such Option (five years in the case of an Incentive Option granted to a 10 per cent Shareholder). Each Option shall become exercisable in such instalments and at such times as may be designated by the Committee and set forth in the agreement related to the grant of Options. To the extent not exercised, instalments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

         The Committee shall have the right to limit, restrict or prohibit through the use of performance conditions or otherwise, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder. To the extent that an Option remains unexercisable as a result of any such limitation, restriction or prohibition, such Option shall, unless otherwise determined by the Committee, lapse in accordance with the agreement related to the grant of such Option.

         To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

6.4      Exercise of Options
         Options granted under the Plan shall be exercised by the Holder as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the registered office of the Company or such other address as specified from time to time by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the Option with respect to the Shares being purchased, subject to any delay or postponement which the Committee considers is necessary or desirable in order to comply with, conform to or take account of the requirements of any applicable laws or regulations (including the Model Code or any code adopted by the Company based on it).

         Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued or transferred (including a transfer out of treasury) only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the Holder of an Option may, to the extent permitted by the Company and by applicable law, exercise an Option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such Holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised. The fair market value of the Shares so delivered shall be determined as of the Business Day immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph, the provisions of Section 6.2 relating to the fair market value of Shares shall apply in all respects.

         Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an Option Holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the Option price to the Company, including a programme whereby Option Shares would be sold on behalf of and at the request of an Holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise programme, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Option Holder wishing to utilise the cashless exercise programme.

         Notwithstanding the foregoing, from and after the date that Options become subject to fair value accounting, the Committee may, at any time and in its sole discretion, permit an Option to be settled upon exercise in the same manner as a SAR that can be settled only in Shares. The number of Shares to be issued or transferred
         (including a transfer out of treasury) pursuant to the exercise of an Option that is so settled shall be determined by dividing (i) the aggregate fair market value of the Shares (on the Business Day immediately preceding the date of exercise) underlying the portion of the Option exercised minus the aggregate exercise price of the portion of the Option exercised by (ii) the fair market value of a Share on the Business Day immediately preceding the date of exercise. Any fraction of a Share arising from this calculation shall be ignored and the Holder will not be entitled to any settlement in respect of such fraction, unless the Committee decides otherwise.

6.5      Maximum Allotment of Incentive Options
         If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any Options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

7        Stock Appreciation Rights (SARs)

7.1      General
         Any SARs granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of the SAR grants need not be the same with respect to each Holder.

         A SAR is a right to receive an amount (the "SAR Amount") calculated in accordance with Section 7.4. The Committee shall, in its sole discretion, determine whether the SAR is to be satisfied in Shares, cash or a combination thereof.

         SARs granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each SAR grant shall be evidenced by an agreement executed on behalf of the Company by an officer or officers designated by the Committee and accepted by the Holder. Such agreement shall describe the SARs, state that such SARs are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

7.2      Term of SARs and Limitations on the Right of Exercise
         The grant date of a SAR will be the date on which the SAR is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. The term of each SAR will be for such period as the Committee shall determine, provided that in no event may any SAR granted hereunder be exercisable more than seven years from the date of grant of such SAR. Each SAR shall become exercisable in such instalments and at such times as may be designated by the Committee and set forth in the agreement related to the grant of SARs. To the extent not exercised, instalments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the SAR expires.

         The Committee shall have the right to limit, restrict or prohibit through the use of performance conditions or otherwise, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any SAR granted hereunder. To the extent that a SAR remains unexercisable as a result of any such limitation, restriction or prohibition, such SAR shall, unless otherwise determined by the Committee, lapse in accordance with the agreement related to the grant of such SAR.

         To the extent that a SAR is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

7.3      Exercise of SARs
         SARs granted under the Plan shall be exercised by the Holder as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the registered office of the Company or such other address as specified from time to time by the Company, specifying the number of Shares with respect to which the SAR will be exercised. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the SAR, subject to any delay or postponement which the Committee considers is necessary or desirable in order to comply with, conform to or take account of the requirements of any applicable laws or regulations (including the Model Code or any code adopted by the Company based on it).

7.4      Calculation of the SAR Amount
         The SAR Amount shall be determined by multiplying:

         (i) the excess of the fair market value of a Share on the Business Day immediately preceding the date of exercise of the SAR over the per Share price ("Base Price") fixed by the Committee on the date of grant of the SAR (which may not be less than the fair market value of a Share on the date of grant), by

         (ii) the number of Shares with respect to which the SAR is exercised,

         provided however, that, on the date of grant, the Committee may establish, in its sole discretion, a maximum amount per Share that will be payable upon exercise of a SAR.

7.5      Settlement of SARs in Shares
         The number of Shares to be issued or transferred to the Holder in settlement of the exercise of a SAR which the Committee has determined is to be satisfied in Shares shall be determined by dividing (i) the SAR Amount by (ii) the fair market value of a Share on the Business Day immediately preceding the date of exercise determined in accordance with Section 6.2, ignoring any fractions of a Share. Any residual SAR Amounts (representing any fractions of a Share) shall be ignored and the Holder will not be entitled to any settlement in respect of such SAR Amounts, unless the Committee decides otherwise.

         Upon exercise of a SAR to be settled in Shares, the Company shall either issue the requisite number of Shares, or procure the transfer of such number of Shares (including a transfer out of treasury), to the Holder.

7.6      Settlement of SARs in cash
         Upon the exercise of a SAR to be settled in cash, the Company shall pay or procure to be paid to the Holder a cash sum equivalent to the SAR Amount.

7.7      Meaning of fair market value
         For purposes of this Section 7, the fair market value of a Share shall be determined in accordance with Section 6.2.

8        Termination of Employment

         Upon termination of employment of any Holder, any Award previously granted to such Holder, unless otherwise specified by the
         Committee,   shall,  to  the  extent  not  theretofore exercisable,
         terminate and become null and void. If the Holder shall die or become disabled (as described in Section 22(e)3 of the Code) while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an Award as herein provided, his estate or the legatees or distributees of his estate or of the Award, as the case may be, may, within one year following the date of death or disability, but not beyond that time and in no event later than the expiration date of the Award, exercise such Award, to the extent exercisable on the date of death or disability.

         In no event shall any person be entitled to exercise any Award after the expiration of the period of exercisability of such Award as specified therein.

         Other than as set forth above, if a Holder voluntarily terminates his or her employment or is discharged for reasons other than Cause, any Award which is capable of being exercised as at the time of termination shall be exercisable for sixty days from the date of termination. After such time any Award granted hereunder shall be cancelled and the Holder shall have no further rights to exercise any such Award and all of the Holder's rights thereunder shall terminate as of 60 days after the date of termination of employment. Except as otherwise determined by the Committee, if Holder's employment is terminated for Cause, any Award granted hereunder (whether or not exercisable) shall be cancelled and the Holder shall have no further rights to exercise any such Award and all of the Holder's rights thereunder shall terminate as of the effective date of such termination of employment. The determination of the Committee, in its sole and absolute discretion, on the matter of whether a Holder's employment is terminated for Cause shall be conclusive.

         If an Award granted hereunder shall be exercised by the legal representative of a deceased Holder or former Holder or by reason of the death of any Holder or former Holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Award.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code.

         A termination of employment  shall not be deemed to occur by reason of
         (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

9        Non-transferability of Awards

         An Award granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Award granted hereunder shall be exercisable, during the lifetime of the Holder, only by such Holder.

         An Award and the Holder's rights thereunder shall terminate immediately if the Holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Award or any rights thereunder to any other person; or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the Award or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

10       Purchase for Investment

         Except as hereafter provided, the Company may require the recipient of Shares pursuant to an Award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Holder represents and warrants that such Holder is acquiring the Shares acquired thereunder for such Holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the Holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favourable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

11       Issuance of Certificates; Legends; Payment of Expenses

         The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant thereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act,
         (ii) implement the provisions of the Plan and any agreement between the Company and the Holder with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an Award, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any Shares in any Registration Statement.

         All Shares issued as provided thereunder shall be fully paid and non-assessable to the extent permitted by law.

12       Withholding Taxes

         The Company or any subsidiary may require an employee exercising an NQSO or SAR, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the Company or any subsidiary for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company or any subsidiary shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or any subsidiary to the employee upon such terms and conditions as the Committee shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12 or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

         If a Holder makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Holder pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Holder pursuant to such exercise, the Holder shall, within 10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its registered office.

13       Listing of Shares and Related Matters

         If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon the Official List of the UK Listing Authority or any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

         Shares issued on the exercise of an Award shall rank equally in all respects with the Shares in issue on the date of allotment. They shall not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.

         Where Shares are to be transferred, including a transfer out of treasury, on the exercise of an Award, award Holders shall be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. They shall not be entitled to rights before such date.

         If and so long as the Shares are listed on the Official List of the UK Listing Authority, the Company shall apply for listing of any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

14       Amendment of the Plan

         Except as following, the shareholders of the Company in general meeting must approve any change to the advantage of present or future Holders of Awards which relate to the following: (i) the persons to or for whom Shares may be provided under the Plan; (ii) the limitations on the number of Shares which may be issued under the Plan; (iii) the Option exercise price or SAR Base Price; (iv) rights affecting the Awards; (v) the rights of Holders of the Awards in the event of a capitalisation issue, rights issue, subdivision or consolidation of shares or reduction or any other variation of capital of the Company; or (vi) the terms of this Section 14.

         The Committee may change the Plan and need not obtain the approval of the shareholders of the Company in general meeting for any minor changes: (i) to benefit the administration of the Plan; (ii) to take account of a change in legislation; or (iii) to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any subsidiary or any holder of an Award.

         No amendment will take effect to the extent that the Plan would cease to be an "employee share scheme" as defined in section 743 of the Companies Act 1985.

         The Committee shall be authorised to amend the Plan and the terms of Awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Award granted before amendment of the Plan or any unexercised portion of such Award shall not be adversely affected by amendment of the Plan or the Award without the consent of the Holder of the Award.

15       Termination or Suspension of the Plan

         Unless terminated earlier by the Company directors or shareholders the Plan shall terminate at the conclusion of the Company's 2007 annual general meeting, unless extended by the approval of shareholders of the Company in general meeting. An Award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Award was granted. The power of the Committee to construe and administer any Award granted prior to the termination or suspension of the Plan under Section 3 nevertheless shall continue after such termination or during such suspension.

16       Governing Law

         The Plan, such Awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

17       Partial Invalidity

         The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision. In no case shall the Company or any subsidiary be required to take or omit any action under this Plan which would cause it to breach any law, rule or ordinance.

18       Effective Date

         The Plan shall become effective upon the adoption by the Board of Directors, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held. Grants made prior to such stockholder approval shall be contingent on such approval.

19       Exclusion from Retirement and Fringe Benefit Computation

         No portion of the grant of Awards under this Plan shall be taken into account as "wages", "salary" or "compensation" for any purpose, whether in determining eligibility, benefits or otherwise, under
         (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to,
         group  insurance,   hospitalisation,   medical  and disability,  or
         (iii) any form of extraordinary pay including but not limited to bonuses, sick pay and vacation pay.

20       Definitions

20.1     Award
         An "Award" means any Option or SAR granted pursuant to the Plan.

20.2     ADR
         An "ADR" is an American Depositary Receipt issued in respect of one or more ordinary shares in the capital of the Company.

20.3     Award Agreement
         "Award Agreement" means the agreement between the Company and the Holder referred to in Sections 6.1 and 7.1 above, evidencing the grant of an Option or a SAR under the Plan.

20.4     Business Day
         "Business Day" means a day on which the London Stock Exchange (or, if relevant and if the Committee determines, any stock exchange nominated by the Committee on which the Shares are traded) is open for the transaction of business.

20.5     Cause
         "Cause" means, except as otherwise defined in an Award Agreement, with respect to any Holder (as determined by the Committee in its sole discretion) (i) the continued and wilful failure of the Holder substantially to perform the duties of his or her employment for the Company or any of its subsidiaries (other than any such failure due to the Holder's disability); (ii) the Holder's engaging in wilful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its subsidiaries or affiliates, including, but not limited to by way of damage to the Company's or a subsidiary's reputation or public standing; (iii) the Holder's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Holder's material violation or breach of the Company's or any subsidiary's code of conduct or ethics or other Company policy or rule or the material breach by the Holder of any of his or her obligations under any written covenant or agreement with the Company or any of its subsidiaries or affiliates; provided that, with respect to any Holder who is a party to an employment agreement with the Company or any subsidiary, "Cause" shall, in addition, have the meaning specified in such Holder's employment agreement and any conflict or ambiguity shall be resolved by the Committee in its absolute discretion.

20.6     Code
         The "Code" is the United States Internal Revenue Code of 1986, as amended.

20.7     Holder
         "Holder" means a person holding an Award or his legal representatives.

20.8     Model Code
         "Model Code" means the UK Listing Authority Model Code for transactions in securities by directors, certain employees and persons connected with them.

20.9     Option
         An "Option" is the right granted to a Holder pursuant to the Plan to purchase a stated number of Shares at a stated price for a specified period of time. An Option may be an Incentive Option or an NQSO.

20.10    Rule 16b-3
         "Rule 16b-3" is Rule 16b-3 issued by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and generally providing certain exemptions for the option plans.

20.11    Regulation T
         "Regulation T" is Regulation T issued by the United States Federal Reserve Board and generally providing rules and exemptions pertaining to extensions of credit based on values of securities.

20.12    Regulatory Information Service
         "Regulatory  Information  Service"  means a service  listed in
         Schedule 12 to the UK Listing Authority Listing Rules.

20.13    SAR
         A "SAR" is a right to receive the "SAR Amount" calculated in accordance with Section 7.4, the exercise of which will be settled in Shares, cash or a combination thereof at the discretion of the Committee.

20.14    Shares
         "Shares" means fully paid ordinary shares in the capital of the Company or, as the context may require, ADRs.

21       Non-Guarantee of Employment

         Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Company or a Subsidiary and its employees, or as a contractual right to continue in the employ of the Company or a Subsidiary, or as a limitation of the right of the Company or a Subsidiary to discharge its employees at any time.

22       Notices

         All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at Spirent House, Crawley Business Quarter, Fleming Way, Crawley, West Sussex RH10 9QL, United Kingdom.

23       Reports

         If a Holder is not already a shareholder, the Company shall deliver a copy of such annual financial reports as may be issued to holders of Shares.